UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2020

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2021, GWG Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) notifying the Company that it was not in compliance with requirements of Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”) as a result of not having held an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2019 (the “2020 Annual Meeting”). The NASDAQ notification has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Capital Market, or impact the continuing sales and servicing of the Company’s L Bonds or Liquidity Bonds.

Nasdaq’s letter stated that, under Nasdaq rules, the Company has 45 calendar days to submit a plan to regain compliance with the Annual Meeting Rule. As disclosed below in Item 8.01 of this report, the Company had already scheduled its 2020 Annual Meeting to be held on February 24, 2021, which falls within this 45 day timeframe. The Company expects that it will regain compliance with the Annual Meeting Rules following the 2020 Annual Meeting.

The Company planned to hold the 2020 Annual Meeting prior to the end of its December 31, 2020 fiscal year end but was unable to do so as result of unforeseen circumstances occurring late in the year.

Item 8.01 Other Events.

The Company has scheduled its 2020 Annual Meeting, which, due to the public health concerns regarding the ongoing coronavirus pandemic (COVID-19), will be held virtually online via live audio-only webcast, on Wednesday, February 24, 2021. Stockholders of record on January 20, 2021 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Proposals by stockholders that are submitted for inclusion in the Company’s proxy statement for the 2020 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and our Bylaws. In accordance with Rule 14a-5(f) promulgated under the Exchange Act, proposals to be considered for inclusion in the Company’s proxy statement for the 2020 Annual Meeting pursuant to Rule 14a-8 must be received by the Company at its principal executive offices on or before January 15, 2021.

Under the Company’s Bylaws, if a stockholder does not submit a proposal for inclusion in the proxy statement for the 2020 Annual Meeting but does wish to propose an item of business to be considered at the 2020 Annual Meeting (including director nominations), that stockholder must deliver notice of the proposal or proposed director’s name at our principal executive offices on or before January 18, 2021. Notices of such stockholder proposals and stockholder nominations for directors are required to comply with the informational and other requirements set forth in our Bylaws as well as applicable statutes and regulations.

Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in its proxy statement. Pursuant to such rule, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement if a proponent of a proposal fails to notify us of the proposal on or before January 18, 2021.

Among other proposals, stockholders will vote upon the election of the Company’s Class II directors at the 2020 Annual Meeting. The Company expects to hold a separate 2021 annual meeting during the second half of 2021, at which stockholders will vote upon the election of the Company’s Class III directors.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements, including, but not limited to the risk that the Company may not be able to hold the 2020 Annual Meeting on the currently expected timeframe and risks that the Company may not regain compliance with NASDAQ continued listing requirements within the applicable grace period, as well as the other risks set forth in our filings with the SEC. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: January 11, 2021	By:	/s/ Timothy Evans
	Name:	Timothy Evans
	Title:	Chief Financial Officer

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